                              CONFIRMING STATEMENT

         This Statement confirms that the undersigned, in his, her or its capacity as a director, officer and/or stockholder of Mavenir Systems, Inc., has authorized and designated each of (i) Pardeep Kohli, President and Chief
Executive Officer, (ii) Terry Hungle, Chief Financial Officer, (iii) Sam
Garrett, General Counsel and Secretary, (iv) David Lunday, Vice President,
Corporate Controller and Chief Accounting Officer, (v) Carolyn Turner, Vice
President of Human Resources and (vi) Stephanie DelaCruz, Senior Director of SEC
Reporting (collectively, the "Authorized Filers"), to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto)
that the undersigned may be required to file with the U.S. Securities and
Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Mavenir Systems, Inc. The authority of the
Authorized Filers under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Mavenir Systems, Inc., unless earlier revoked in writing. The undersigned acknowledges that neither the
Company nor any of the Authorized Filers is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

                                        Individual:

Date:  November 4, 2013                 /s/ Hubert de Pesquidoux
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                                        Signature

                                        Hubert de Pesquidoux
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                                        Print Name

                                        Entity:

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                                        Print Name of Entity

                                        By: ------------------------------------

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